Exhibit 10.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO THE MAKER THAT AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

THIS NOTE IS ONE OF A SERIES OF CONVERTIBLE NOTES OF THE SAME TERMS AND TENOR THAT MAY BE ISSUED BY MAKER UP TO AN AGGREGATE OF $2,500,000.

Boxscore Brands, Inc.

convertible PROMISSORY NOTE (the “Note”)

$30,000.00	Date: March 9, 2021

FOR VALUE RECEIVED, the undersigned Maker, BoxScore Brands, INC,., a Delaware corporation (the “Maker” or the “Company”), promises to pay to the order of _Cobrador Multi Strategy Partners, LP _entity, (the “Holder”), the principal sum of _Thirty Thousand Dollars (US) ($30,000.00) (the “Principal Amount”). Interest on the Note may be paid in cash or in shares of Common Stock (such amount to be converted at the Conversion Price (as defined below)). If interest on the Note is paid in cash, it will accrue at nine and a half (9.5%) percent per annum, compounding annually and computed on the basis of a 365-day year, on any outstanding balance on the Note, subject to adjustment as provided in the Note. If interest on the Note is paid in shares of Common Stock, it will accrue at fifteen (15%) percent per annum, compounding annually and computed on the basis of a 365-day year, on any outstanding balance on the Note, subject to adjustment as provided in the Note. It shall be the Buyer’s option whether interest on the Note is paid in cash or in shares of Common Stock. Furthermore, if the Company is delinquent by more than 10 days in filing any filings or other documents required to be filed by the Securities Act of 1933 or the Securities Exchange Act of 1934, and in each case the rules and regulations promulgated thereunder, interest on the Note shall increase to fifteen (15%) percent per annum, compounding annually and computed on the basis of a 365-day year. Capitalized terms used by not defined herein shall have the meanings ascribed to them in that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and each Buyer (as defined therein) party thereto.

On the Maturity Date (defined as 730 days from the date of the Note) the Principal Amount plus accrued interest shall be payable. On the Maturity Date, the Holder shall have the option of receiving the Principal Amount plus accrued interest (or any portion not previously converted) in cash or shares of Common Stock at a conversion price of $0.05 per share (the “Conversion Price”). In addition, upon the date which shall be commence within ten (10) days after satisfaction of a Rule 144 Holding Period (the “144 Date”), for each period that shares of Common Stock trade a dollar volume equal to at least $25,000 per day (such volume hereinafter referred to as the “Applicable Float”) and the share price is greater than or equal to 250% of the Conversion Price for twenty (20) consecutive trading days (the “Measurement Period”), the Maker shall have the right to mandatorily convert a portion the Note into shares of Common Stock (the “Automatic Conversion”). Such portion of the Note that the Maker may convert pursuant to the preceding sentence shall equal up to 20% of the average Float per day, as calculated and averaged over the total number of days of the applicable Measurement Period.

If and whenever on or after the date of the Note, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities (as defined in the Warrant) (the “Additional Shares”) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price.

Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not affect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into shares of Common Stock, including, without limitation, pursuant to this Note or securities otherwise issued. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Notes.

On the day after the date that is 365 days from the date of the Note, the Company shall have the option to prepay, in whole or in part, the Note; provided, however, that if the Company elects to prepay any or all of the outstanding balance of the Note in accordance with the foregoing, the Holder shall have the right to either (i) require the Company to pay in cash the outstanding balance of the Note, together with any accrued and unpaid interest thereon (accruing at a rate of interest equal to nine and a half (9.5%) percent per annum, compounding annually and computed on the basis of a 365-day year), or (ii) convert the outstanding balance of the Note, together with any accrued and unpaid interest thereon (accruing at a rate of interest equal to fifteen (15%) percent per annum, compounding annually and computed on the basis of a 365-day year), into shares of Common Stock at the Conversion Price. Other than in strict compliance with the foregoing, the Maker may not prepay this Note in whole or in part without the Holder’s consent in writing to such prepayment. Unless the equity securities upon conversion are covered by an effective registration statement, such equity securities shall be “restricted securities” as that term is defined in the Securities Act of 1933, as amended. The certificate representing such equity securities shall bear the following or a similar legend:

“These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable federal and state securities laws, or an opinion of counsel satisfactory to counsel to the corporation that an exemption from registration is available.”

Maker will be in default if any of the following happens: (a) Maker fails to make any payment within ten (10) days of when due or (b) Maker fails to perform at the time and in the manner provided in this Note or any agreement related to this Note.

Upon default, Holder may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Maker will pay that amount. Upon default, including failure to pay any payment within ten (10) days of when due or upon the final maturity, whichever occurs first, Holder, at its option, may also if permitted under applicable law, do one or both of the following: (a) increase the interest rate on this Note to 18%, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). If Maker is in default, Maker also will pay reasonable costs and expenses of collection including, subject to any limits under applicable law, Holder’s reasonable attorney's fees and legal expenses whether or not there is a lawsuit. If not prohibited by applicable law, Maker also will pay any court costs, in addition to all other sums provided by law.

This Note shall be senior secured indebtedness of the Company (senior to any unsecured or junior indebtedness of the Company), secured by a priority lien on all assets of the Maker and shall be pari passu with any other senior secured indebtedness of the Company. The Note may only be subordinated to any indebtedness the Maker incurs to banks, financial institutions, and/or institutions or non-commercial lenders; and further provided that, upon conversion of this Note into shares of Common Stock, the Conversion Shares held by Investors will bear no interest, will be unsecured, and will be subordinate in liquidation preference to: (i) any indebtedness the Maker incurs to banks, financial institutions and/or commercial or non-commercial lenders; and (ii) any preferred class(es)/series of securities authorized and issued by the Maker subsequent to the date of this Offering. As of the date of this Offering, the Maker has not authorized or issued any preferred class(es)/series of securities.

No delay or omission on the part of Holder in the exercise of any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver by Holder of any right or remedy conferred to it hereunder on any one occasion shall not be construed as a bar to, or waiver of, any such right and/or remedy as to any future occasion. Maker and all persons now or hereafter becoming obligated or liable for the payment hereof do jointly and severally waive demand, notice of non-payment, protest, notice of dishonor and presentment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law.

No Maker intends or expects to pay, nor does Holder intend or expect to charge, collect or accept, any interest greater than the highest legal rate of interest which may be charged under any applicable law. Should the acceleration hereof or any charges made hereunder result in the computation or earning of interest in excess of such legal rate, any and all such excess shall be and the same is hereby waived by Holder, and any such excess shall be credited by Holder to the principal balance hereof.

This Note shall be construed and enforced according to the laws of the State of Delaware excluding all principles of choice of laws, conflict of laws or comity. Each person now or hereafter becoming obligated for the payment of the indebtedness evidenced hereby consents to personal jurisdiction and venue in Las Vegas, NV, in the event of any litigation in any way arising out of this Note, or any property given as security for the amounts evidenced by this Note.

This Note shall be binding on the successors and assigns of Maker. Maker may not assign this Note without the written consent of Holder. This Note shall inure to the benefit of the Holder’s successors, assigns, heirs or personal representatives. The term “Holder” used herein shall include any future holder of this Note. The terms of this Note may not be changed orally.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Schedule A- FUNDING EVENTS

3/8/2021	$30,000

MAKER:

bOXsCORE bRANDS, INC.,
a Delaware corporation

By:	/s/ Andrew Boutsikakis
Andrew Boutsikakis,
Chief Executive Officer

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